SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2012

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-171386	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Ste. 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to a Registration Statement on Form S-4 (File No. 333-171386) of USMD Holdings, Inc. (“Holdings”), filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on July 25, 2011 (the “Registration Statement”), Holdings registered the issuance of up to 10,225,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), to be issued in connection with a business combination described therein (the “Contribution”). The Contribution contemplates that the shareholders of USMD Inc. (“USMD”) will contribute all of their equity interests in USMD, and UANT Ventures, L.L.P. (“Ventures”) will contribute all of its assets, to Holdings, in exchange for the issuance of shares of common stock of Holdings and other consideration, all as more particularly described in the Contribution and Purchase Agreement, dated as of August 19, 2010 (the “Contribution Agreement”) filed as an exhibit to the Registration Statement. On August 23, 2011, the shareholders of USMD and the partners of Ventures approved the Contribution at the special meetings described in the Registration Statement, but as of this date the Contribution has not been consummated.

On December 7, 2011 and December 15, 2011, Holdings reported that it and Ventures had entered into agreements and plans of merger with The Medical Clinic of North Texas, P.A. (“MCNT”) and Impel Management Services, L.L.C. (“Impel”), respectively, pursuant to which subsidiaries of Ventures will merge with and into each of MCNT (the “MCNT Merger”) and Impel (the “Impel Merger”). Holdings further reported that the mergers were conditioned upon the amendment of the Contribution Agreement such that, among other things, immediately following the MCNT Merger and Impel Merger, (i) certain stockholders of USMD will contribute a portion of their shares of common stock of USMD to Ventures in exchange for limited partnership interests in Ventures, (ii) Ventures will contribute all of its assets, which shall include, but not be limited to, its equity interests in USMD, MCNT, Impel, and Urology Associates of North Texas, L.L.P. (“UANT”), to Holdings in exchange for its allocated portion of the Shares, and (iii) all other USMD stockholders shall contribute their shares of common stock of USMD to Holdings in exchange for their allocated portion of the Shares.

On February 9, 2012, Holdings, USMD, UANT and Ventures executed the amendment to the Contribution Agreement, a copy of which is filed as Exhibit 2.1 to this Report. The amendment:

•	reflects the revised transaction structure of the Contribution, including the MCNT Merger and the Impel Merger;

•	provides for the elimination of the $30 million subordinated note of Holdings that was previously contemplated to be issued in connection with the Contribution;

•	extends the outside closing date for the Contribution to August 31, 2012;

•	provides that the transaction will be conditioned upon the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

•	includes the values of the MCNT and Impel businesses in the formulas for allocating the Shares to be issued in connection with the Contribution.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Amendment to Contribution and Purchase Agreement, by and among USMD Holdings, Inc., Urology Associates of North Texas, L.L.P., UANT Ventures, L.L.P., and USMD Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: February 14, 2012	By:	/s/ Christopher Dunleavy
Christopher Dunleavy Chief Financial Officer